Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Atlantic Southeast Airlines, Inc. Investment Savings Plan of our report dated June 23, 2005, with respect to the financial statements and supplemental schedule of the Atlantic Southeast Airlines, Inc. Investment Savings Plan included in its Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Barfield, Murphy, Shank & Smith, P.C.

Birmingham, Alabama

June 21, 2006